Exhibit 99

FOR IMMEDIATE RELEASE

CONTACTS:	Investment Community	Media
	James J. Murren	Alan Feldman
	President, Chief Financial Officer	Senior Vice President
	and Treasurer	Public Affairs
	(702) 693-8877	(702) 891-7147

MGM MIRAGE REPORTS THIRD QUARTER RESULTS

Las Vegas, Nevada, October 21, 2003  —  MGM MIRAGE (NYSE: MGG) today reported its third quarter 2003 financial results.  Adjusted earnings from continuing operations per diluted share (“Adjusted EPS”) was $0.36 in the third quarter of 2003 versus $0.52 in the 2002 quarter.  Third quarter results were in line with the Company’s recently raised guidance for the quarter.

Adjusted EPS (and Adjusted Earnings) excludes discontinued operations, preopening and start-up expenses, restructuring costs, property transactions, net and loss on early retirement of debt1.  On a GAAP (Generally Accepted Accounting Principles) basis, diluted earnings per share from continuing operations decreased to $0.29 for the third quarter of 2003 from $0.45 in the 2002 quarter.  GAAP diluted EPS, including the results of discontinued operations, was $0.31 in the 2003 period versus $0.43 in 2002.

“Our third quarter performance was satisfying on many fronts, including an increase in demand for resort travel, and increased spending among our visitors.  We also saw solid business levels in the key national high-end customer segment,” said Terry Lanni, MGM MIRAGE’s Chairman and CEO.  “We expect that the upcoming convention and holiday season will likely provide further data to support the recent positive trends.”

Third Quarter Company Highlights

•                                          Generated net revenues of $990 million, up 4% from 2002;

•                                          Borgata, opened on July 3, 2003 generating net revenues of $150 million;

•                                          Zumanity, the latest production from Cirque du Soleil, opened at New York-New York;

•                                          Fiamma, Stephen Hanson’s award-winning New York restaurant, opened at MGM Grand Las Vegas;

•                                          Completed the rollout of Players Club, the Company’s exclusive player rewards program, with the final installation at New York-New York in early October;

•                                          Invested $153 million of capital in the Company’s properties, including maintenance and expansion projects;

•                                          Repurchased 4.0 million shares of Company common stock for $138.5 million in the quarter.

•                                          Issued $600 million of 6% Senior Notes due 2009;

•                                          Completed the sale of 315 acres of land in North Las Vegas, Nevada, near the Company’s Shadow Creek golf course, for $55 million in early October;

•                                          Received Board of Directors authorization to repurchase up to $100 million of the Company’s public debt securities, and repurchased $25 million in the third quarter.

Detailed Financial Results

The following table shows key financial results on a Company-wide basis for the third quarter and year to date.

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
	(In millions)
Casino revenue, net

$

524.1

$

519.4

$

1,545.6

$

1,546.7

Non-casino revenue, net

465.5

429.5

1,389.6

1,323.1

Net revenue

989.6

948.9

2,935.2

2,869.8

Operating income	162.7	183.1	498.6	613.7
Income from continuing operations

43.7

72.9

149.1

253.3

Discontinued operations, net

3.5

(3.4

)

2.9

0.1

Net income

47.2

69.6

152.0

253.4

Property-level EBITDA(2)

$

294.4

$

303.1

$

895.8

$

943.7

EBITDA (after corporate expense)(2)

279.0

292.4

851.5

911.5

Adjusted Earnings

54.9

84.0

181.8

253.3

Except where noted, all references in this release to operating results, including statistical information, exclude the results of Golden Nugget Las Vegas, Golden Nugget Laughlin and MGM MIRAGE Online for all periods presented.  The results of these operations are classified as discontinued operations.

Net revenue in the third quarter increased 4% from the 2002 third quarter.  This increase was due to strong volume and pricing for hotel rooms and increased spending by our customers, particularly on non-gaming amenities.

Casino revenue increased by 1% in the 2003 quarter.  Table games volume, including baccarat, was up 6% from the prior year’s quarter, led by MGM Grand Las Vegas, up 12% over the 2002 quarter.  Table games volumes benefited from a strong event calendar, including the Oscar De La Hoya-Shane Mosley fight in September.  Table games hold percentages were within a normal range for both periods, but were significantly lower in the current year quarter, especially at Bellagio.  Company-wide slot revenue in the quarter was up 6% from 2002.  MGM Grand Las Vegas, New York-New York and The Mirage all posted double-digit percentage increases in slot revenues.

Non-casino revenue was up 8% in the quarter.  Hotel revenue was up 7%, with higher occupancy of 92% in the third quarter of 2003 versus 89% in 2002, and a higher average daily room rate (“ADR”) of $116 versus $112 in 2002.  As a result, revenue per available room (“REVPAR”) was $107, compared with REVPAR of $99 in 2002.  Bellagio’s REVPAR was up 10% over 2002, but the resort had approximately 9% fewer rooms available due to the standard room remodel project.  MGM Grand Las Vegas and New York-New York also posted double-digit percentage increases in REVPAR, bolstered by recent new amenities added to these resorts.

Food and beverage, entertainment, retail and other revenues were up 9% in the 2003 quarter.  These increases resulted primarily from the increases in hotel volumes, as well as the addition of Zumanity and Nine Fine Irishmen Pub at New York-New York, and continued improvement of amenities at other resorts, resulting in higher volumes and pricing.

EBITDA was down 5% for the quarter, and operating income was down 11%.  The decrease in EBITDA was primarily the result of the lower hold percentage discussed earlier.  Operating income decreased due to those items and higher depreciation expense resulting from enhancements to our resorts, including new slot technology.

Third quarter Adjusted Earnings decreased by 35% compared to 2002 due to the decrease in operating income and higher net interest expense.  Net interest expense increased due to the Company’s October 2002 decision to suspend development of its wholly-owned Atlantic City development project, which resulted in lower capitalized interest, along with the cessation of interest capitalization on the Company’s investment in Borgata, which opened on July 3, 2003.

For the third quarter of 2003, Adjusted Earnings excluded a net $17.1 million ($11.2 million, net of tax) of items.  These items included:

•          Preopening and start-up expenses of $7.3 million ($4.8 million, net of tax), including $3.5 million related to the Company’s Borgata investment, $3.0 million at New York-New York, related to Zumanity, Nine Fine Irishmen Pub and the rollout of Players Club, and $0.7 million related to Fiamma at MGM Grand Las Vegas;

•                                      Net property transactions of $2.6 million ($1.7 million, net of tax), including $1.8 million of demolition costs at Bellagio, in preparation for the Spa Tower expansion, and MGM Grand Las Vegas, in preparation for the new Cirque du Soleil show;

•                                      Restructuring costs of $4.0 million ($2.6 million, net of tax), including $3.3 million for the termination of an operating lease at MGM Grand Las Vegas in order to facilitate the new monorail entrance, and $0.7 million of severance at MGM Grand Las Vegas and New York-New York related to a restructuring of casino staffing.

•                                      Loss on early retirement of debt of $3.2 million ($2.1 million, net of tax), classified in “Other, net”.

In the third quarter of 2002, items excluded in the determination of Adjusted Earnings included $4.0 million ($2.6 million, net of tax) of preopening and start-up expenses, primarily related to Borgata and Players Club, and property transactions, net of $12.6 million ($8.2 million, net of tax) related to the revised Detroit Development Agreement and damage sustained during Hurricane Isidore at Beau Rivage.

Income (loss) from discontinued operations includes the results of MGM MIRAGE Online and the Golden Nugget Las Vegas and Golden Nugget Laughlin resorts.  Pretax income from discontinued operations was $5 million, including the allocation of $2 million of interest expense, in the 2003 third quarter compared to a loss of $4 million, including $2 million of allocated interest, in the 2002 period.

Financial Position

Third quarter capital investments of $153 million included required contributions to Borgata of $18 million, $44 million for the Bellagio expansion and standard room remodel, $33 million for construction of the two new theatres for Cirque du Soleil at New York-New York and MGM Grand Las Vegas, $5 million related to continued implementation of new slot technology, and other routine capital expenditures.

In order to enhance its financial flexibility and to take advantage of historically low interest rates, the Company issued $600 million of 6% Senior Notes due 2009 in September 2003.  The proceeds were used to reduce the outstanding balance of the Company’s existing revolving credit facilities.

“Our financial position is now optimized to allow us to continue our investment program in our market leading resorts while positioning ourselves to grow domestically and internationally,” said MGM MIRAGE President, CFO and Treasurer Jim Murren.  “Much of our recent capital spending has been focused on enhancing and expanding our Las Vegas resorts, an approach  which continues to be reinforced by recent market results,” Mr. Murren said.

As of September 30, 2003, the Company had approximately $1.2 billion of available borrowings under its senior credit facilities, with no public debt maturities until 2005.

Outlook

“We are comfortable with the current earnings estimate consensus of 28 cents for the fourth quarter, as reported on First Call on October 20, 2003,” Mr. Murren said.  “Of course, as always, a significant factor in our fourth quarter results will be the holiday period at the end of the quarter.”  The Company’s estimates include the operating impact from the closure of the Siegfried and Roy show, which is estimated to be roughly $0.01 per share for the quarter.  The Company will also incur a pretax charge of approximately $4 million as a result of the closure of the show, which will be excluded from Adjusted EPS.  This charge reflects both restructuring costs, primarily severance for the MGM MIRAGE employees affected by the show’s closure, and a write-down of certain theatre assets.  Also excluded from Adjusted EPS will be the approximate $37 million pretax gain on the previously announced sale of North Las Vegas land.

MGM MIRAGE will hold a conference call to discuss its earnings results and outlook for the third quarter at 11:00 a.m. Eastern Daylight Time today.  The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international).  A complete replay of the conference call will be made available at www.mgmmirage.com.

(1)  Adjusted Earnings (and Adjusted EPS) is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of performance, and 2) a principal basis for valuation of gaming companies, as this measure is considered by many to be a better measure on which to base expectations of future results than income from continuing operations computed in accordance with generally accepted accounting principles (“GAAP”).  Reconciliations of GAAP income from continuing operations and EPS to Adjusted Earnings and EPS are included in the financial schedules accompanying this release.

(2)  EBITDA is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, restructuring, preopening and start-up expenses, and property transactions, net.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.  Management uses property-level EBITDA (EBITDA before corporate expense) as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Reconciliations of operating income to EBITDA are included in the financial schedules accompanying this release.

*     *      *

MGM MIRAGE (NYSE: MGG), one of the world’s leading and most respected hotel and gaming companies, owns and operates 14 casino resorts located in Nevada, Mississippi, Michigan and Australia, and has investments in two other casino resorts in Nevada and New Jersey. The company is headquartered in Las Vegas, Nevada, and offers an unmatched collection of casino resorts with a limitless range of choices for guests. Guest satisfaction is paramount, and the company has approximately 43,000 employees committed to that result. Its portfolio of brands include AAA Five Diamond award-winner Bellagio, MGM Grand Las Vegas - The City of Entertainment, The Mirage, Treasure Island, New York - New York, Boardwalk Hotel and Casino and 50 percent of Monte Carlo, all located on the Las Vegas Strip; Whiskey Pete’s, Buffalo Bill’s, Primm Valley Resort and two championship golf courses at the California/Nevada state line; the exclusive Shadow Creek golf course in North Las Vegas; Beau Rivage on the Mississippi Gulf Coast; and MGM Grand Detroit Casino in Detroit, Michigan. The Company has entered an agreement to sell Golden Nugget Las Vegas and Golden Nugget Laughlin pending finalization. The Company is also a 50-percent owner of Borgata, a destination casino resort at Renaissance Pointe in Atlantic City, New Jersey. Internationally, MGM MIRAGE owns and operates MGM Grand Australia in Darwin, Australia, and holds a 25 percent interest in casino developer Metro Casinos Limited of Great Britain. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com .

Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

MGM MIRAGE AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenues:
Casino	$524,097	$519,442	$1,545,607	$1,546,726
Rooms	207,033	194,131	634,041	602,392
Food and beverage	192,514	173,962	573,341	532,889
Entertainment, retail and other	172,706	160,821	492,092	485,281
	1,096,350	1,048,356	3,245,081	3,167,288
Less: Promotional allowances	106,705	99,436	309,848	297,439
	989,645	948,920	2,935,233	2,869,849
Expenses:
Casino	267,227	253,226	787,549	764,592
Rooms	60,090	52,560	177,476	156,244
Food and beverage	112,691	99,698	326,564	289,023
Entertainment, retail and other	114,345	104,034	324,071	302,521
Provision for doubtful accounts	3,847	(2,411)	18,267	20,267
General and administrative	155,037	145,481	442,898	418,588
Corporate expense	15,456	10,620	44,224	32,185
Preopening and start-up expenses	7,316	3,988	28,759	8,726
Restructuring costs (credit)	4,034	—	5,187	(10,421)
Property transactions, net	2,599	12,578	13,149	12,578
Depreciation and amortization	102,341	92,755	305,795	286,907
	844,983	772,529	2,473,939	2,281,210

Income from unconsolidated affiliates	18,018	6,720	37,354	25,093

Operating income	162,680	183,111	498,648	613,732

Non-operating income (expense):
Interest income	847	1,037	3,383	3,417
Interest expense, net	(86,079)	(69,173)	(250,738)	(206,561)
Other nonoperating-unconsolidated affiliates	(3,998)	(420)	(4,222)	(1,211)
Other, net	(5,670)	(2,567)	(10,463)	(7,510)
	(94,900)	(71,123)	(262,040)	(211,865)

Income before income taxes and discontinued operations	67,780	111,988	236,608	401,867
Provision for income taxes	(24,093)	(39,051)	(87,521)	(148,553)
Income from continuing operations	43,687	72,937	149,087	253,314

Discontinued operations
Income (loss) from discontinued operations, including loss on disposal of $7,357 (nine months 2003)	5,353	(4,281)	427	1,864
Benefit (provision) for income taxes	(1,831)	904	2,448	(1,787)
	3,522	(3,377)	2,875	77

Net income	$47,209	$69,560	$151,962	$253,391

Per share of common stock:
Basic:
Income from continuing operations	$0.29	$0.46	$0.99	$1.60
Discontinued operations	0.03	(0.02)	0.02	—
Net income per share	$0.32	$0.44	$1.01	$1.60

Weighted average shares outstanding	149,051	158,497	150,616	158,626

Diluted:
Income from continuing operations	$0.29	$0.45	$0.97	$1.58
Discontinued operations	0.02	(0.02)	0.02	—
Net income per share	$0.31	$0.43	$0.99	$1.58

Weighted average shares outstanding	152,740	160,575	152,994	160,881

MGM MIRAGE AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EPS TO
ADJUSTED EARNINGS AND EPS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Income from continuing operations	$43,687	$72,937	$149,087	$253,314
Preopening and start-up expenses, net	4,756	2,592	18,693	5,672
Restructuring costs (credit), net	2,622	—	3,372	(6,774)
Property transactions, net	1,689	8,176	8,547	8,176
Management agreement termination fee, net	—	—	—	(7,419)
Loss on debt retirements, net	2,109	328	2,109	328
Adjusted earnings	$54,863	$84,033	$181,808	$253,297

Per diluted share of common stock:
Income from continuing operations	$0.29	$0.45	$0.97	$1.58
Preopening and start-up expenses, net	0.03	0.02	0.13	0.03
Restructuring costs (credit), net	0.02	—	0.02	(0.04)
Property transactions, net	0.01	0.05	0.06	0.05
Management agreement termination fee, net	—	—	—	(0.05)
Loss on debt retirements, net	0.01	—	0.01	—
Adjusted EPS	$0.36	$0.52	$1.19	$1.57

Weighted average diluted shares outstanding	152,740	160,575	152,994	160,881

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA - NET REVENUES BY RESORT
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Bellagio	$233,453	$245,819	$733,993	$738,704
MGM Grand Las Vegas	194,502	176,703	558,978	543,246
The Mirage	148,481	139,988	443,856	420,237
Treasure Island	87,243	86,159	264,136	262,667
New York-New York	72,052	55,901	193,725	161,834
MGM Grand Detroit	97,752	93,392	294,999	295,934
Beau Rivage	79,081	77,028	226,354	223,835
Other operations	77,081	73,930	219,192	223,392
	$989,645	$948,920	$2,935,233	$2,869,849

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA - EBITDA BY RESORT
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Bellagio	$62,004	$91,305	$223,672	$268,319
MGM Grand Las Vegas	58,729	53,470	164,070	162,233
The Mirage	40,811	43,083	120,558	120,185
Treasure Island	18,981	21,617	68,323	75,018
New York-New York	26,014	21,679	74,311	65,135
MGM Grand Detroit	35,335	35,132	111,892	123,311
Beau Rivage	20,206	16,445	54,803	49,294
Other operations	14,328	13,601	40,779	55,119
Income from unconsolidated affiliates	18,018	6,720	37,354	25,093
	$294,426	$303,052	$895,762	$943,707

MGM MIRAGE AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2003

	Operating income	Depreciation and amortization	Preopening and start-up expenses	Restructuring costs	Property transactions, net	EBITDA
Bellagio	$36,608	$24,613	$—	$—	$783	$62,004
MGM Grand Las Vegas	30,414	22,573	675	3,856	1,211	58,729
The Mirage	27,928	12,366	—	—	517	40,811
Treasure Island	10,449	8,521	—	—	11	18,981
New York-New York	17,006	6,534	2,320	178	(24)	26,014
MGM Grand Detroit	27,441	7,672	150	—	72	35,335
Beau Rivage	14,815	5,237	—	—	154	20,206
Other operations	8,840	5,614	—	—	(126)	14,328
Unconsolidated affiliates	14,593	—	3,425	—	—	18,018
	188,094	93,130	6,570	4,034	2,598	294,426
Corporate and other	(25,414)	9,211	746	—	1	(15,456)
	$162,680	$102,341	$7,316	$4,034	$2,599	$278,970

Three Months Ended September 30, 2002

	Operating income	Depreciation and amortization	Preopening and start-up expenses	Restructuring costs	Property transactions, net	EBITDA
Bellagio	$67,707	$23,598	$—	$—	$—	$91,305
MGM Grand Las Vegas	32,910	20,560	—	—	—	53,470
The Mirage	30,387	12,696	—	—	—	43,083
Treasure Island	13,046	8,571	—	—	—	21,617
New York-New York	15,695	5,984	—	—	—	21,679
MGM Grand Detroit	25,437	4,941	—	—	4,754	35,132
Beau Rivage	2,981	5,640	—	—	7,824	16,445
Other operations	7,722	5,879	—	—	—	13,601
Unconsolidated affiliates	4,943	—	1,777	—	—	6,720
	200,828	87,869	1,777	—	12,578	303,052
Corporate and other	(17,717)	4,886	2,211	—	—	(10,620)
	$183,111	$92,755	$3,988	$—	$12,578	$292,432

MGM MIRAGE AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO EBITDA – continued

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2003

	Operating income	Depreciation and amortization	Preopening and start-up expenses	Restructuring costs	Property transactions, net	EBITDA
Bellagio	$143,156	$79,628	$—	$—	$888	$223,672
MGM Grand Las Vegas	85,632	63,301	1,566	3,881	9,690	164,070
The Mirage	82,753	37,133	—	300	372	120,558
Treasure Island	42,927	25,340	—	178	(122)	68,323
New York-New York	51,324	18,422	4,387	178	—	74,311
MGM Grand Detroit	86,118	24,796	450	—	528	111,892
Beau Rivage	38,988	14,640	—	—	1,175	54,803
Other operations	23,151	17,254	—	—	374	40,779
Unconsolidated affiliates	18,028	—	19,326	—	—	37,354
	572,077	280,514	25,729	4,537	12,905	895,762
Corporate and other	(73,429)	25,281	3,030	650	244	(44,224)

	$498,648	$305,795	$28,759	$5,187	$13,149	$851,538

Nine Months Ended September 30, 2002

	Operating income	Depreciation and amortization	Preopening and start-up expenses	Restructuring costs (credit)	Property transactions, net	EBITDA
Bellagio	$202,030	$70,051	$—	$(3,762)	$—	$268,319
MGM Grand Las Vegas	101,853	63,591	—	(3,211)	—	162,233
The Mirage	84,961	38,672	—	(3,448)	—	120,185
Treasure Island	49,577	25,441	—	—	—	75,018
New York-New York	37,674	27,461	—	—	—	65,135
MGM Grand Detroit	103,952	14,605	—	—	4,754	123,311
Beau Rivage	23,728	17,742	—	—	7,824	49,294
Other operations	37,324	17,795	—	—	—	55,119
Unconsolidated affiliates	20,769	—	4,324	—	—	25,093
	661,868	275,358	4,324	(10,421)	12,578	943,707
Corporate and other	(48,136)	11,549	4,402	—	—	(32,185)

	$613,732	$286,907	$8,726	$(10,421)	$12,578	$911,522

MGM MIRAGE AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002
Bellagio
Occupancy %	96.7%	93.1%	95.2%	94.1%
Average daily rate (ADR)	$219	$206	$229	$216
Revenue per available room (REVPAR)	$212	$192	$218	$203

MGM Grand Las Vegas
Occupancy %	95.6%	92.8%	94.4%	92.3%
Average daily rate (ADR)	$112	$103	$115	$109
Revenue per available room (REVPAR)	$107	$95	$109	$101

The Mirage
Occupancy %	98.2%	94.7%	95.9%	95.0%
Average daily rate (ADR)	$129	$126	$137	$135
Revenue per available room (REVPAR)	$126	$119	$131	$128

Treasure Island
Occupancy %	97.8%	94.3%	97.3%	96.2%
Average daily rate (ADR)	$98	$96	$102	$99
Revenue per available room (REVPAR)	$96	$91	$100	$95

New York-New York
Occupancy %	98.4%	96.6%	98.5%	95.4%
Average daily rate (ADR)	$95	$86	$97	$91
Revenue per available room (REVPAR)	$93	$84	$95	$86

Beau Rivage
Occupancy %	94.0%	89.8%	93.3%	92.2%
Average daily rate (ADR)	$97	$99	$94	$93
Revenue per available room (REVPAR)	$91	$89	$88	$86

Other operations
Occupancy %	69.4%	65.0%	68.8%	66.0%
Average daily rate (ADR)	$44	$44	$44	$43
Revenue per available room (REVPAR)	$31	$28	$30	$29

MGM MIRAGE AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$153,806	$211,234
Accounts receivable, net	141,295	139,935
Inventories	64,407	68,001
Deferred income taxes	57,943	84,348
Prepaid expenses and other	88,172	86,311
Assets held for sale	236,282	—
Total current assets	741,905	589,829

Property and equipment, net	8,592,190	8,762,445

Other assets:
Investments in unconsolidated affiliates	733,129	710,802
Goodwill and other intangible assets, net	264,699	256,108
Deposits and other assets, net	219,727	185,801
Total other assets	1,217,555	1,152,711
	$10,551,650	$10,504,985

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$100,072	$69,959
Income taxes payable	26,559	637
Current portion of long-term debt	8,151	6,956
Accrued interest on long-term debt	57,030	80,310
Other accrued liabilities	588,074	592,206
Liabilities related to assets held for sale	23,427	—
Total current liabilities	803,313	750,068

Deferred income taxes	1,757,696	1,769,431
Long-term debt	5,246,878	5,213,778
Other long-term obligations	115,166	107,564
Stockholders’ equity:
Common stock ($.01 par value: authorized 300,000,000 shares, issued 167,548,680 and 166,393,025 shares and outstanding 148,340,680 and 154,574,225 shares)	1,676	1,664
Capital in excess of par value	2,153,276	2,125,626
Deferred compensation	(21,144)	(27,034)
Treasury stock, at cost (19,208,000 and 11,818,800 shares)	(546,827)	(317,432)
Retained earnings	1,042,168	890,206
Accumulated other comprehensive loss	(552)	(8,886)
Total stockholders’ equity	2,628,597	2,664,144
	$10,551,650	$10,504,985